PROSPECTUS Dated                                     Pricing Supplement No. 44
May 1, 2007                                          August 20, 2007



                  U.S. $9,815,000,000                           Rule 424 (b)(3)
                                                          Registration Statement
                FORD MOTOR CREDIT COMPANY LLC                   No. 333-131062


                  FLOATING RATE DEMAND NOTES


             - - - - - - - - - - - - - - -


                Interest Rate Per Annum
                - - - - - - - - - - - -


Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$50,000     Over $50,000
----------  --------------    ---------------   ----------------
8/20/2007       5.76%             5.91%              6.06%